UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2019
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual General Meeting of Members (the “2019 Annual Meeting”) on May 23, 2019 in Hamilton, Bermuda.

As of April 3, 2019, the record date for the 2019 Annual Meeting, a total of 3,181,199 common shares were outstanding and eligible to vote. The results are presented below.

Proposal 1 - Election of Class I Directors to a term ending in 2022:

Nominee:	Votes FOR	Withheld	Broker Non-votes
Morgan W. Davis	2,559,601	76,334	362,149
Peter M. Carlson	2,610,085	25,850	362,149
David A. Tanner	2,609,397	26,538	362,149

Proposal 1 - Election of Class II Director to a term ending in 2020:

Nominee:	Votes FOR	Withheld	Broker Non-votes
Lowndes A. Smith	2,565,938	69,997	362,149

Proposal 2 - Approval of the advisory resolution on executive compensation.

Votes FOR	Votes Against	Abstained	Broker Non-votes
2,469,136 (94%)	163,887	2,912	362,149

Proposal 3 - Approval of the Company's amended and restated long-term incentive plan.

Votes FOR	Votes Against	Abstained	Broker Non-votes
2,506,031 (95%)	126,649	3,255	362,149

Proposal 4 - Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2019.

Votes FOR	Votes Against	Abstained
2,950,693	45,221	2,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: May 24, 2019	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer